EXHIBIT 10.10
                          Change of Control Agreement
                          ---------------------------


                           CHANGE OF CONTROL AGREEMENT

  This Agreement dated as of August 25, 1997 is enteredinto by and between Donald E. Smith ("Smith") and Avalon Community Services, Inc. ("Avalon")

  In consideration of the exchange of (a) all shares of Class B Common Stock of Avalon held or owned, directly or indirectly, by Smith (the "Class B Common Stock") and (b) the termination of the Debt Guaranty Agreement dated May 16, 1994, pursuant to which Smith is entitled to receive additional shares of such Class B Common Stock in connection with the execution of personal guarantees by Smith on behalf of Avalon (the "Debt Guaranty Agreement") for the promises and covenants made by Avalon hereby, Smith hereby agrees that all such shares of Class B Common Stock shall be canceled by Avalon as of the date hereof and that at the time of such cancellation the Debt Guaranty Agreement shall be terminated and of no further force and effect.


  In connection therewith, Avalon hereby agrees that:

  (1) it will take such actions as are necessary to achieve the release of Smith from all obligations under currently existing guarantees issued by Smith in connection with the Debt Guaranty Agreement, which action may include the prepayment or repayment of the indebtedness of Avalon for which such guarantees were issued;

  (2) in the event of a Change of Control (as defined below), Avalon will take such actions as are necessary to achieve the release of Smith from all obligations under currently existing guarantees issued by Smith in connection with the Debt Guaranty Agreement, which action may include the prepayment or repayment of the indebtedness of Avalon for which such guarantees were issue; and

  (3) Smith shall be indemnified and held harmless by Avalon to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including reasonable attorneys' fees, judgments, fines, and amounts paid or to be paid)(collectively, "Indemnifiable Expenses") actually incurred or suffered by Smith in connection with any present or future threatened, pending or contemplated claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, "Indemnifiable Litigation"), to which Smith is or was a party or is threatened to be made a party by reason of the issuance by Smith of existing guarantees pursuant to the Debt Guaranty Agreement.

  For  purposes  hereof,  Change of  Control  means an event or series of events
[including any tender or exchange offers subject to the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] as a result of which (i) any "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act) acquires "beneficial ownership" (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Stock (as defined below) of Avalon; provided, however, that any such person or group shall not be deemed to be the beneficial owner of, or to beneficially own, any Voting Stock tendered in a tender or exchange offer until such Voting Stock is accepted for purchase or exchange under such tender or exchange offer. For purposes hereof, Voting Stock means stock of any class or classes (or equivalent interests) if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons (as defined herein) performing similar functions) of the corporation, association or other such business entity involved, even though the right so to vote has been suspended by the happening of a contingency. Persons means any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

  This Agreement and any amendments hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. This Agreement expresses the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed waived, discharged or terminated except upon the mutual written agreement of the parties hereto.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date set forth above.

                                                 AVALON COMMUNITY SERVICES, INC.

                                                 \Jerry S. Sunderland
                                                 -------------------------------
                                                 Name:  Jerry S. Sunderland
                                                 Title:  President

                                                 \Donald E. Smith
                                                 -------------------------------
                                                 DONALD E. SMITH